As filed with the Securities and Exchange Commission on December 5, 2000
                  Registration Statement No. ____________


                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                 FORM SB-2

                           REGISTRATION STATEMENT
                                   Under
                         THE SECURITIES ACT OF 1933
                        ----------------------------

                          SHOGUN CONSULTING, INC.
               (Name of small business issuer in its charter)

   Nevada                       6770                           88-0476813
-----------------        ---------------------------      -----------------
(State or other          (Primary Standard                (I.R.S. Employer
jurisdiction of           Industrial Classification         Identification
incorporation)            Code Number)                              Number)

                           24841 Winterwood Drive
                       Lake Forest, California 92630
                               (714) 404-3600
                     ----------------------------------
          (Address and telephone number of registrant's principal
             executive offices and principal place of business)

                                Jay A. Geier
                           24841 Winterwood Drive
                       Lake Forest, California 92630
                               (714) 404-3600
         (Name, address and telephone number of agent for service)

                                 COPIES TO:
                           Randolf W. Katz, Esq.
                               Bryan Cave LLP
                        2020 Main Street, Suite 600
                          Irvine, California 92614
                               (949) 223-7000
                        (949) 223-7100 (Fax Number)

Approximate date of proposed sale to the public:

As soon as practicable after the Registration Statement becomes effective.



                      CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------
Title of                      Proposed
Securities     Amount         Offering       Aggregate      Amount of
Being          being          Price          Offering       Registration
Registered     Registered     Per Share (1)  Price (1)      Fee
---------------------------------------------------------------------------
Common Stock,
$.001 par
value          2,250,000      $0.25          $565,500       $148.50
---------------------------------------------------------------------------

_________________________________________
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.



Cross-Reference Sheet showing location in this Prospectus of information required by items in Part 1 of Form SB-2.

     Form SB-2 Item Number and Caption      Prospectus Caption
     ------------------------------------   -----------------------------
1.   Front of the Registration Statement
     and Front Cover of Prospectus          Outside Front Cover Page

2.   Inside Front and Outside Back          Inside Front and Outside
     Cover Pages of Prospectus              Back Cover

3.   Summary Information and                Prospectus Summary;
     Risk Factors                           Risk Factors

4.   Use of Proceeds                        Use of Proceeds

5.   Determination of Offering Price        Outside Front Cover Page;
                                            Risk Factors

6.   Dilution                               Not Applicable

7.   Selling Security Holders               Selling Stockholders

8.   Plan of Distribution                   Plan of Distribution

9.   Legal Proceedings                      Litigation

10.  Directors, Executive Officers,
     Promoters and Control Persons          Management

11.  Security Ownership of Certain          Security Ownership of Certain
     Beneficial Owners and Management       Beneficial Owners and Management

12.  Description of Securities              Description of Our Capital

13.  Interest of Named Experts and
     Counsel                                Legal Matters; Experts


14.  Disclosure of Commission Position
     of Indemnification for Securities
     Act Liabilities                        Indemnification

15.  Organization Within Last Five Years    Description of Our Business

16.  Description of Business                Description of Our Business

17.  Management's Discussion and            Management's Discussion and
     Analysis or Plan of Operation          Analysis or Plan of Operation

18.  Description of Property                Description of Our Business

19.  Certain Relationships and
     Related Transactions                   Related Party Transactions

20.  Market for Common Equity and           Risk Factors; Selling
     Related Stockholder Matters            Stockholders

21.  Executive Compensation                 Management

22.  Financial Statements                   Financial Statements

23.  Changes in and Disagreements with
     Accountants on Accounting and
     Financial Disclosure                   Not Applicable


               SUBJECT TO COMPLETION, DATED December 5, 2000
                                 PROSPECTUS

                      2,250,000 SHARES OF COMMON STOCK
                          SHOGUN CONSULTING, INC.

Shogun Consulting, Inc. (referred to in this Prospectus as the "company," "we" or "us") is registering 2,250,000 shares on behalf of the selling stockholders identified on page 17 of this Prospectus. We will not receive any portion of the proceeds from the resale of the shares registered on behalf of the selling stockholders. For information on the methods of sale of the shares we are registering on behalf of the selling stockholders, refer to the discussion under the heading "Plan of Distribution" beginning on page 19.

There is no public market for our common stock and there can be no assurance that a trading market will develop. We have arbitrarily determined a price, which bears no relationship to our assets, earnings, book value or any other established criteria of value, solely for the purpose of calculating the registration fee for this Prospectus.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. PROSPECTIVE PURCHASERS SHOULD BE PREPARED TO LOSE THEIR ENTIRE INVESTMENT. FOR A DISCUSSION OF SOME OF THE RISKS INVOLVED, REFER TO THE DISCUSSION UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             The date of this Prospectus is December ___, 2000.





                             PROSPECTUS SUMMARY

THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY AND SHOULD BE READ IN CONJUNCTION WITH THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS, INCLUDING THE INFORMATION UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 3 AND THE INFORMATION CONTAINED IN OUR FINANCIAL STATEMENTS AND ACCOMPANYING NOTES.

     SUMMARY We are registering 2,250,000 shares of our common stock on behalf of the selling stockholders identified under the heading "Selling Stockholders" beginning on page 17.

     DESCRIPTION OF OUR BUSINESS     We were incorporated in Nevada  on
                                     June 8, 1998.  We are a development
                                     stage company with no operating
                                     history.  We intend to enter into a
                                     business combination with one or more
                                     as yet unidentified privately held
                                     businesses.  A description of our
                                     proposed business is set forth under
                                     the heading "Description of Our
                                     Business" beginning on page 8.

     COMMON STOCK OUTSTANDING        There are 2,250,000 shares of our
                                     common stock issued and outstanding.
                                     For a more detailed discussion about
                                     our common stock, see the discussion
                                     under the heading "Description of Our
                                     Capital" beginning on page 16.



     USE OF PROCEEDS                 We will not receive any proceeds from
                                     the resale of the 2,250,000 shares we
                                     are registering on behalf of the
                                     selling stockholders.  We received
                                     $2,520 in gross proceeds from the
                                     sale of the 2,250,000 shares of our
                                     common stock to the selling
                                     stockholders through private sale of
                                     our common stock in 1998 and 1999.
                                     We have been using the proceeds of the
                                     private placement for general
                                     corporate purposes.

     RISK FACTORS                    A purchase of our common stock
                                     involves a high degree of risk.  You
                                     should read and carefully consider
                                     the information set forth under "Risk
                                     Factors" beginning on page 3 and the
                                     information contained elsewhere in
                                     this Prospectus.

     FORWARD LOOKING STATEMENTS      The discussion in this Prospectus
                                     contains forward-looking statements
                                     that involve risks and uncertainties.
                                     Actual results could differ
                                     materially from those discussed in
                                     this Prospectus.  See "Cautionary
                                     Statement Regarding Forward-Looking
                                     Statements" beginning on page 6.
                                     2

     SELECTED FINANCIAL INFORMATION  We are in the development stage and have not commenced operations.  The
                                     following financial summary should be
                                     read in conjunction with the
                                     financial statements as of
                                     September 30, 2000, and accompanying
                                     notes appearing elsewhere in this
                                     Prospectus.

                                     Financial Summary
                                     as of September 30, 2000

     Cash                            $-0-

     Total Assets                    $-0-

     Total Liabilities               $-0-

     Stockholders' Equity            $-0-


                                RISK FACTORS

YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS AND THE OTHER
INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE PURCHASING OUR COMMON STOCK. AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK AND MAY NOT BE APPROPRIATE FOR INVESTORS WHO CANNOT AFFORD TO LOSE THEIR ENTIRE INVESTMENT.

WE HAVE NO OPERATION HISTORY AND CANNOT PROVIDE ANY ASSURANCE OF SUCCESS OR PROFITABILITY.

     We were recently organized and therefore face all of the risks inherent in a new business and those risks specifically inherent in the investigation and acquisition of or involvement in a new business opportunity. You should regard the purchase of our common stock as placing funds at a high risk in a new or "start-up" venture with all of the unforeseen costs, expenses, problems and difficulties to which such ventures are subject. We have no plans, proposals or understandings with respect to any possible business combination or opportunity. We have not adopted any specific standards for an acquisition. We cannot provide any assurance that we will be able to acquire a favorable business opportunity and we have identified none to date. In addition, even if we become engaged in a new business opportunity, we cannot provide any assurance that we will be able to generate revenues or profits or have the financial ability to support the new business opportunity. You should expect that any target business will present a level of risk such that conventional private or public offerings of securities or conventional bank financing would not be available.



                                     3

WE ARE DEPENDENT ON OUR MANAGEMENT.

     We are heavily dependent upon the skills, talents and abilities of our management, particularly since our management will be primarily responsible for the decisions concerning which business opportunity to acquire or in which to participate. Notwithstanding such dependence, our management only serves us on a part-time basis and has only extremely limited previous experience in seeking, investigating and acquiring or entering into business opportunities and in the management of these businesses.

IT WILL BE IMPRACTICAL FOR US TO CONDUCT EXHAUSTIVE INVESTIGATION OF POTENTIAL BUSINESS OPPORTUNITIES.

     Our limited funds and the lack of full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a business opportunity before we commit our limited capital or other resources to such business opportunity. Therefore, management decisions will likely be made without detailed feasibility studies, independent analysis, market surveys and the like which, if we had more funds available to us, would be desirable. We will be particularly dependent in making decisions upon information provided by the promoter, owner, sponsor or others associated with the business opportunity seeking our participation as well as outside advisors, such as technical experts, appraisers, accountants and attorneys. Presently, we do not have any specific advisors in mind.

WE MAY INCUR ACQUISITION EXPENSES THAT ARE NOT RECOVERABLE.

     We anticipate that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to participate in a specific business opportunity, the costs incurred in the related investigation would not be recoverable. Furthermore, even if we reach an agreement for the participation in a specific business opportunity, the failure to consummate that transaction may result in a loss of the related costs incurred.

CONFLICTS OF INTEREST MAY ARISE WITH OUR MANAGEMENT.

     Our officers and directors are currently employed in other positions, and will devote only a portion (that amount necessary in management's opinion to accomplish our objectives) of their time to our business affairs. In addition, in the face of competing demands for their time, we anticipate that the officers and directors may grant priority to their full-time positions. We do not have any employment agreement with our management, and we cannot provide any assurance that any person named in this Prospectus as a member of our management will manage us in the future. Conflicts of interest may exist between our management and us, and conflicts may develop in the future. Although our management will attempt to resolve any conflict as fairly as possible, there is no assurance that this will be the case.

OUR EXPOSURE TO LOSSES MAY BE INCREASED THROUGH LEVERAGED TRANSACTIONS.

     Any acquisition of a business opportunity may be leveraged, i.e., we may finance the acquisition of the business opportunity by borrowing on the assets of the business opportunity to be acquired and perhaps on the projected future revenues or profitability of the business opportunity.

                                     4

This practice could increase our exposure to larger losses. A business opportunity acquired through a leveraged transaction will be profitable only if it generates enough revenues to cover the related debt and expenses. Failure to make payments on the debt incurred to purchase the business opportunity could result in the loss of a portion or all of the assets acquired. We cannot provide any assurance that any business opportunity acquired through a leveraged transaction will generate sufficient revenues to cover the related debt and expenses.



WE MAY NEED ADDITIONAL FINANCING.

     The funds available to us may not be adequate for us to take advantage of any available business opportunities. Even if we do have sufficient funds to acquire an interest in a business opportunity, it is likely that we will not have sufficient capital to exploit fully such opportunity. Therefore, our ultimate success may depend upon our ability to raise additional capital. Our management has not investigated the current availability, source or terms of acquiring additional capital and will not do so until it has determined a need for such financing. If additional capital is needed, we cannot provide any assurance that required funds will be available from any source or, if available, that it can be obtained on terms acceptable to us. If not available, we may need to limit our operations to those that can be financed with our limited capital.

WE ARE SUBJECT TO INTENSE COMPETITION.

     The search for potentially profitable business opportunities is intensely competitive. It is likely that in seeking business opportunities, we will compete with firms which have substantially greater financial and management resources and capabilities than we do. It is also likely that such competitive conditions will be characteristic of any industry in which we are engaged after taking advantage of any business opportunity.

WE MAY BE SUBJECT TO THE "INVESTMENT COMPANY" AND "INVESTMENT ADVISER"
RULES.

     We are not registered as an "investment company" under the Investment Company Act of 1940, and do not believe that such registration is required. Neither we nor our officers or directors are registered as an "investment adviser" under the Investment Advisers Act of 1940, nor do we believe that such registration is required. We will endeavor to conduct our activities in order to avoid these classifications. We cannot provide any assurance, however, that we can avoid these classifications. Efforts to avoid classifications may be time-consuming and costly.

WE MAY BE SUBJECT TO THE PENNY STOCK RULES.

     As our common stock is not listed on certain national securities exchanges or Nasdaq Stock Market, Inc. and the price at which we expect our common stock to be initially quoted to be below $5.00, it is likely that resales of our common stock will be subject to the requirements of the penny stock rules. The Securities and Exchange Commission (the "Commission") has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are


                                     5
equity securities with a price of less than $5.00 (other than securities listed on certain national securities exchanges or quoted on the Nasdaq system, provided by the exhcange or system). The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the Commission, to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer's account, to make a special written determination that the penny stock is suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the market. As our common stock will likely be subject to the penny stock rules, investors may find it more difficult to sell our common stock.

WE MAY EXPERIENCE A CHANGE IN CONTROL IN THE COMPANY AND IN OUR MANAGEMENT.

     Any option that we may choose to pursue will be based upon a business combination or joint venture, which in all likelihood would result in the issuance of additional securities. Our issuance of previously unissued common stock would result in substantial dilution to our present and prospective stockholders and may also necessarily result in a change in control of our management.

WE DO NOT ANTICIPATE PAYING ANY DIVIDENDS.

     We have not paid any dividends and, by reason of our present financial status and our contemplated financial requirements, do not anticipate paying any dividends upon our common stock in the foreseeable future.

WE CANNOT GUARANTEE THE ESTABLISHMENT OF A TRADING MARKET FOR OUR COMMON
STOCK.

     Prior to the date of this Prospectus, there has been no public market for our common stock. We cannot provide you with any assurance that an orderly trading market will develop or, if it does develop, that it will sustained. We have not entered into any relationship with any broker-dealer to establish any public market for our common stock. We do not have any basis to determine the price that our common stock will trade, if it trades at all. Accordingly, if you purchase any of our shares of common stock, you may not be able to sell it when you want for the price you want.

                      CAUTIONARY STATEMENT REGARDING
                         FORWARD-LOOKING STATEMENTS

     This Prospectus contains certain forward-looking statements and information relating to us which are based on the beliefs of our management as well as assumptions made by and information currently available to our management. When used in this Prospectus, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," and similar expressions, as they relate to us or our management, are intended to identify forward-looking statements. These statements reflect our management's current view with respect to future events and are subject to certain risks and uncertainties. In particular, should we fail to acquire an operating company which ultimately is successful, or should we fail in the alternative to raise funding to originate a business, or should any such business originated fail, it is unlikely that our common stock will have any value or that any benefits will flow from ownership of our stock. Our common stock should be viewed at this time as a high risk investment, and you should not invest in our stock unless you are able to comfortably afford the loss of the entire sum invested. We do not intend to update these forward-looking statements.
                                     6

                              USE OF PROCEEDS

     We will not receive any proceeds from the sale of the common stock offered pursuant to this Prospectus from the selling stockholders.

                               CAPITALIZATION

     The following table sets forth the capitalization of the company on September 30, 2000.

                                   Authorized          Outstanding
Common Stock                       100,000,000         2,250,000
$.001 par value                                        $ 2,250
Paid in Capital                                        $   538
Accumulated Deficit                                    $(2,788)
Total Stockholders' equity                             $    -0-

                              DIVIDEND POLICY

     We have never paid cash dividends on our common stock. For the foreseeable future, we anticipate that we will retain our earnings, if any, for the use in financing future growth, and do not presently anticipate paying cash dividends to the holders of our common stock.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS
                            OR PLAN OF OPERATION

BACKGROUND

     Since our incorporation on June 8, 1998, we have conducted no business activity other than organizational activities. We were organized for the purpose of creating a corporate vehicle to seek, investigate, and, if such investigation warrants, acquire an interest in business opportunities presented to us by persons or firms who or which seek the perceived advantage of a publicly held corporation. Upon completion of this offering, we intend to seek a business combination. We hope to consummate an acquisition within twelve months from the date of this Prospectus.

RESULTS OF OPERATION

     From inception to September 30, 2000, we have had no revenues. Expenses to date have related primarily to miscellaneous filing fees, accounting fees and legal fees.

                                     7

CAPITAL RESOURCES

     As of September 30, 2000, we had no assets, including any cash. We have no long term or short term liabilities. We have no commitment for any capital expenditures and foresee none. However, we will incur routine fees and expenses incident to our reporting duties as a public company and continue to incur operating costs, including professional fees payable to attorneys and accountants, for which our cash balance will be used. In regard to a proposed acquisition, we intend to require the target company to deposit with us retainer which we can use to defray such professional fees and costs. In this way, we could avoid the need to raise funds for such expenses or becoming indebted to such professionals. Moreover, investigation of business ventures for potential acquisition will involve some costs, including travel, lodging, postage and long-distance telephone charges. Our management hopes, once a candidate business venture is deemed to be appealing, to likewise secure a deposit from the business venture to defray expenses of further investigation, such as air travel and lodging expenses. An otherwise desirable business venture may, however, decline to post such a deposit. In this event, such expenses can only be covered if our affiliates loan or contribute the necessary capital or if we are otherwise able to raise funds from third parties. We cannot provide any assurance, however, that such additional funding will be obtained.


                        DESCRIPTION OF OUR BUSINESS

GENERAL

     We were incorporated under the laws of the State of Nevada on June 8, 1998. We are a development stage company with no operating history.

     We intend to enter into a business combination with one or more as yet unidentified privately held businesses, or alternatively, raise funds to originate a business. Our management believes that we will be attractive to privately held companies interested in becoming publicly traded by means of a business combination with us, without offering their own securities to the public. We intend to pursue negotiations with qualified candidates regarding a business combination.

     We have no significant assets or liabilities. We do not own or lease any real estate or other properties. Our offices are located at 24841 Winterwood Drive, Lake Forest, California 92630, which is being provided at no charge. This arrangement will continue until we complete an acquisition of an operating business or raise funding to originate a business.

PRE-COMBINATION ACTIVITIES

     We intend to pursue negotiations with qualified candidates toward a business combination after effectiveness of this Registration Statement. The term "business combination" (or "combination") means the result of (i) a statutory merger or consolidation involving the company and a privately held business, (ii) the exchange of our securities for the assets or outstanding equity securities of a privately held business, (iii) the merger or consolidation of a privately held business into or with a wholly



                                     8
owned subsidiary of the company formed for that purpose, (iv) the sale of our securities for cash or other value to a business entity or individual, and (v) similar transactions. It is not likely that any proposed combination will be subject to the approval of our stockholders. Pending negotiation and consummation of a combination, we anticipate that we will have no business activities or sources of revenues and will incur no significant expenses or liabilities other than expenses related to this Registration Statement or to the negotiation of a combination.

     We will not be restricted in our search for business combination candidates to any particular geographical area, industry or industry segment, and may enter into a combination with a private business engaged in any line of business, including service, finance, mining, manufacturing, real estate, oil and gas, distribution, transportation, medical, communications, high technology, biotechnology or any other. Our management's discretion is, as a practical matter, unlimited in the selection of a combination candidate. Our search generally will be directed toward small to medium-sized companies. Our management will seek combination candidates in the United States and other countries, as available time permits, through existing associations and by word of mouth. We also may employ the services of business brokers or other intermediaries.

     We have not entered into any agreement or understanding of any kind with any person regarding a business combination. We cannot provide any assurance that we will be successful in locating a suitable combination candidate or in concluding a business combination on terms acceptable to us. Our management has not established a time limitation by the expiration of which we must consummate a suitable combination; however, if we are unable to consummate a suitable combination within a reasonable period, such period to be determined at the discretion of our management, our management may recommend our liquidation and dissolution.

     We will participate in a business combination only after the negotiation and execution of a written agreement. Although the terms of any such agreement cannot be predicted, such agreements generally provide for representations and warranties by the various parties involved, conditions of closing, post-closing covenants and restrictions, reciprocal indemnities, remedies upon default and other terms. As a general matter, our management anticipates that we will enter into a letter of intent with the management, principals or owners of a prospective combination candidate. Such a letter of intent will set forth the terms of the proposed acquisition but will not bind us to consummate it. Execution of a letter of intent will by no means indicate that consummation of a combination is probable. We will not be bound unless and until we execute a definitive agreement concerning the combination, as described in this paragraph, and then only if we have no contractual right to terminate the agreement on specified grounds.

COMBINATION SUITABILITY STANDARDS

     We will generally seek to avoid companies whose business appears to be fad-oriented or otherwise incapable of sustained long-term growth. In seeking combination candidates, our management anticipates that the most desirable combination candidates will possess the following attributes:

                                     9

     - Strong operating revenues, or be in the process of launching a business where contracts, purchase orders or other existing relationships are expected to generate strong revenues.

     - Experienced management in place or ready to joint the management team.

     Our management also may consider any or all of the following factors, among other possible factors, no one of which will be determinative:

     - If the candidate is an operating company, its financial track record.

     - The candidate's economic prospects, such as potential for significant growth in revenues and earnings, proprietary technology and rights, strength of marketing concept and size of potential market.

     - The candidate's capital requirements in light of its access to expansion capital.

     - Special risks associated with the candidate and its industry or industry segment.

     - Perceived desirability of the candidate (or its industry or industry segment) or its product(s) to investors and investment bankers in the public capital markets.

     -    Current and potential future competition.


     Prior to consummation of any combination (other than a mere sale of controlling interest in our outstanding stock), we will require that the business to be combined provide us not less than an audited balance sheet as of the most recent fiscal year end and statements of operations, cash flows and changes in stockholders' equity for the two most recent fiscal years, audited by certified public accountants acceptable to our management. Such financial statements must be adequate to satisfy our reporting obligations under Section 15(d) or 13 of the Exchange Act of 1934, as amended ("Exchange Act").

POST-COMBINATION ACTIVITIES

     Following consummation of a combination, we anticipate that our control will change as a result of the issuance of additional common stock to the stockholders of the business(es) acquired in the combination. Once such control has been assumed, it is likely that the new controlling stockholders will call a meeting for the purpose of replacing our incumbent directors with candidates of their own, and that the new directors will then replace our incumbent officers with their own nominees. Current management expects that it will not object to such replacements when duly made.

     We will file a Current Report on Form 8-K with the Commission which discloses, among other things, the date and manner of the combination, the assets and consideration involved, the identity of the person or persons from whom the assets or other property was acquired, changes in management and biographies of the new officers and directors, principal stockholders following the combination, and will provide the required financial statements.

                                     10

POTENTIAL INSIDER SALES OF STOCK

     None of our officers, directors or affiliates currently has any intention of selling shares of our common stock owned by them to any person in connection with any business opportunity acquired by the company. However, no law, rule or regulation, and no bylaw or charter provision prevents any such persons from thus actively negotiating or consummating such a sale of their shares. Our stockholders will not be afforded any opportunity to review or approve any buyout of shares held by an officer, director or other affiliate, should such a buyout occur, and stockholders generally will not be afforded a similar opportunity to sell shares in connection with such a transaction.

USE OF CONSULTANTS

     We have had no discussions, and have entered into no agreements or understandings, with any consultant. Our officers and directors have not in the past used any particular consultant(s) on a regular basis and have no plan to recommend that any particular consultant(s) be engaged on any basis. No particular criteria regarding experience, services, term of service, or the like has been considered or developed regarding the engagement of consultant(s). While we currently have no plans to hire or engage consultant(s) and our management believes that a desirable business opportunity can be located and acquired by management, it is possible that our management will find it necessary to hire or pay consultants on some basis in relation to an acquisition, as discussed in the following paragraph.

ACQUISITION-RELATED COMPENSATION

     It is possible that compensation in the form of our common stock, options, warrants or other securities, cash or any combination thereof, may be paid to various persons in connection with an acquisition. Such persons may include our officers, directors and promoters and any of their respective affiliates, finders, consultants or other persons. Any payments of cash would be made by the business acquired or persons affiliated or associated with it, since we have limited cash. It is possible that the payment of such compensation may become a factor in any negotiations for our acquisition of a business opportunity. Any such negotiations and compensation may present conflicts of interest between the interests of persons seeking compensation and those of our stockholders, and there is no assurance that any such conflicts will be resolved in favor of our stockholders.

POSSIBLE ORIGINATION OF A BUSINESS

     Our management has left open the possibility that, instead of seeking a business combination, we may instead raise funding in order to originate an operating business, which may be in any industry or line of business, and could involve the origination of a start-up business, purchase and development of a business already originated by third parties, joint venture of a new or existing business, or take any other lawful form. It is also possible that we may engage in one or more combinations, as discussed above, and originate a business in addition. Our management has the widest possible discretion in choosing a business direction for us.


                                     11

     Any funds needed to originate and develop a business would almost certainly be raised from the sale of our securities, since we lack the creditworthiness to obtain a loan. Our management does not believe that our principal stockholders, directors or officers would be willing to guarantee any debt taken on, and obtaining a loan without personal guarantees is unlikely. Capital could possibly be raised from the sale of debt instruments convertible into common stock upon the occurrence of certain defined events, but no such funding has been offered. We have no current plans to offer or sell our securities, but would be agreeable do so if a worthy business opportunity presented itself and adequate funding then appeared to be available.

STATE SECURITIES LAW CONSIDERATIONS

     Section 18 of the Securities Act of 1933, as amended ("Securities Act") provides that no law, rule, regulation, order or administrative action of any state may require registration or qualification of securities or securities transactions with respect to a "covered security." The term "covered security" is defined in Section 18 to include, among other things, transactions that are exempt from registration under the Securities Act pursuant to Section 4(l), which exempts transactions by "any person not an issuer, underwriter or dealer," (that is, secondary resales, such as market trades) provided the issuer of the security files reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act and is timely in those filings. In other words, Section 18 defines a covered security to include market trades and other secondary transactions by stockholders in outstanding securities, provided the issuer is a reporting company.

     While subparagraph (c) of Section 18 as amended preserves the authority of the states to require certain limited notice filings and to collect fees as to certain categories of covered securities (including
Section 4(l) secondary transactions in the securities of reporting companies), a state may not "directly or indirectly prohibit, limit, or impose conditions based on the merits of such offering or issuer, upon the offer or sale of any (covered) security." This provision prohibits state registration or qualification requirements, other than requiring certain limited notice filings, of trading in the securities of blank check companies which are SEC reporting companies. We intend to comply with any such state limited notice filings as appropriate.

NO INVESTMENT COMPANY ACT REGULATION

     Prior to completing a combination, we will not engage in the business of investing or reinvesting in, or owning, holding or trading in securities, or otherwise engaging in activities which would cause it to be classified as an "investment company" under the 1940 Act. To avoid becoming an investment company, not more than 40% of the value of our assets (excluding government securities and cash and cash equivalents) may consist of "investment securities," which is defined to include all securities other than U.S. government securities and securities of majority-owned subsidiaries. Because we will not own less than a majority of any assets or business acquired, we do not expect to be regulated as an investment company. We will not pursue any combination unless it will result in us owning at least a majority interest in the business acquired.


                                     12

COMPETITION

     We will be in direct competition with many entities in our efforts to locate suitable business opportunities. Included in the competition will be business development companies, venture capital partnerships and corporations, small business investment companies, venture capital affiliates of industrial and financial companies, broker-dealers and investment bankers, management and management consultant firms and private individual investors. Most of these entities will possess greater financial resources and will be able to assume greater risks than those which we, with our limited capital, could consider. Many of these competing entities will also possess significantly greater experience and contacts than our management. Moreover, we also will be competing with numerous small public shell companies for such opportunities.

EMPLOYEES

     Our only employees are our officers, none of whom is a full-time employee of ours. We do not expect that we will have or need additional employees except as a result of completing a combination.

CONFLICTS OF INTEREST

     Certain of our officers and directors are affiliated with other companies having a similar business plan to that of us which may compete directly or indirectly with us for combination candidates ("affiliated companies"). We have not identified a specific business area, industry or industry segment in which we will seek combination candidates. We have made a determination that we will not concentrate our search for combination candidates in any particular business, industry or industry segment, since any such concentration is potentially limiting and confers no advantage to us. Certain specific conflicts of interest may include those discussed below.

     - The interests of any affiliated companies from time to time may be inconsistent in some respects with our interests. The nature of these conflicts of interest may vary. There may be circumstances in which an affiliated company may take advantage of an opportunity that might be suitable for us. Although there can be no assurance that conflicts of interest will not arise or that resolutions of any such conflicts will be made in a manner most favorable to us and our stockholders, our officers and directors have a fiduciary responsibility to us and our stockholders and, therefore, must adhere to a standard of good faith and integrity in their dealings with and for us and our stockholders.

     - Our officers and directors serve as officers and/or directors of one or more affiliated companies and may serve as officers and directors of other affiliated companies in the future. Our officers and directors are required to devote only so much of their time to our affairs as they deem appropriate, in their discretion. As a result, our officers and directors may have conflicts of interest in allocating their management time, services, and functions among us and any current and future affiliated companies which they may serve, as well as any other business ventures in which they are or may become involved.

                                     13

     - The affiliated companies may compete directly or indirectly with us for the acquisition of available, desirable combination candidates. Such conflicts are not expected to be resolved through arm's-length negotiation, but rather in the discretion of our management members. While any such resolution will be made with due regard to the fiduciary duty owed to us and our stockholders, there can be no assurance that all potential conflicts can be resolved in a manner most favorable to us as if no conflicts existed. Members of our management who also are members of management of another affiliated company will also owe the same fiduciary duty to the stockholders of each such affiliated company. Absent factors unique to us or an affiliated company which make it more or less desirable to a potential combination candidate (such as age, name, capitalization, state of domicile, etc.), our management expects that in the event of a direct conflict, any combination candidate will be presented to us and any applicable affiliated companies in the order they were organized.

     As a practical matter, such potential conflicts could be alleviated only if each previously or contemporaneously formed affiliated company either is not seeking a combination candidate, has already identified a combination candidate, is seeking a combination candidate in a specifically identified business area, or is seeking a combination candidate that would not otherwise meet our selection criteria. In general, we will be given priority over subsequently formed affiliated companies with regard to its initial acquisition of a combination candidate, assuming that it meets our investment criteria. It is likely, however, that our combination criteria and that of any affiliated companies are virtually identical as a practical matter and that this will remain true. In the final analysis, we and our stockholders ultimately must rely on the fiduciary responsibility owed by our officers and directors.

                                 MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following sets forth the names of our directors and executive officers. Our directors are elected annually by the stockholders and the officers are appointed annually by the Board of Directors.

          NAME                AGE            POSITION

          Jay A. Geier        42             President, Director,
                                             Chairmain of the Board

          David S. Archer     36             Secretary, Director

          Ronald W. Shepston  52             Treasurer, Director



                                     14

JAY A. GEIER

     Since inception, Mr. Geier has been our President, Director, and Chairman of the Board of Directors. For more than five years, Mr. Geier has been an independent business consultant for public and private companies (both within the United States and internationally) in marketing, manufacturing, hospitality, and information systems. Mr. Geier is currently a private business consultant and is presently employed at Primal Solutions, Inc. in an Administrative capacity. Mr. Geier received his B.S. with honors from Purdue University, West Lafayette, Indiana, in 1979.

DAVID S. ARCHER

     Since inception, Mr. Archer has been our Secretary and Director.
Since May 1999, Mr. Archer has been employed as Director of Finance for Pacific Care Dental and Vision. His responsibilities include financial strategies planning, merger and acquisition analysis, and monthly financial reporting. Prior to joining Pacific Care, Mr. Archer spent over eight years with Bank of America NT CSA in such capacities as Project Consultant, Manager of Financial Planning and Reporting, and Acquisition Manager. Mr. Archer graduated from Southern California College in 1987 with a Bachelors Degree in Business Administration with an emphasis in Finance and Accounting.

RONALD W. SHEPSTON

     Since inception, Mr. Shepston has been our Treasurer and Director. Since September 1995, Mr. Shepston has been employed by Comforce, Inc., as a System Test and Integration Engineer. Prior to joining Commerce, commencing in November 1990, he was employed by Hughes Avicom
International, Inc., as a Systems Engineer. Mr. Shepston received his B.S.E.E. from the University of Illinois, Urbana Campus, in 1975.

     We do not anticipate the hiring of any additional administrative personnel so long as we are seeking and evaluating business opportunities. The need for employees will be addressed in connection with the decision whether to acquire or participate in a specific business opportunity.

REMUNERATION

     Our officers and directors are currently not receiving any direct remuneration from us; however, they are reimbursed for out-of-pocket expenses incurred on our behalf. No plans or determination has been made as to remuneration, if any, upon consummation of an acquisition.


                                     15

                         RELATED PARTY TRANSACTIONS

     There have been no transactions or series of transactions, nor are there any currently proposed transactions or series of transactions, to which we are a party, in which the amount of the transaction exceeds $60,000, and which, to our knowledge, any director, executive officer, nominee, five percent or greater stockholder, or any member of the immediate family of any of the foregoing persons, have or will have any direct or indirect material interest.

                         DESCRIPTION OF OUR CAPITAL

     Our authorized capital stock consists of 100,000,000 shares of common stock, $.001 par value per share, of which 2,250,000 shares are issued and outstanding. The outstanding common stock is fully-paid and nonassessable.

     The following is a summary of certain terms and rights of the common stock:

          - Dividends may be paid on the common stock, as and when declared by the Board of Directors out of funds legally available for distribution as a dividend. Any dividends may be paid in cash, property or shares of the common stock.
               Any dividends will be subject to the discretion of our Board of Directors and would depend upon, among other things, our future earnings, our operating and financial condition, our capital requirements, and general business conditions.

          - The holders of common stock are entitled to one vote per share in the election of directors and in respect of other matters submitted to stockholders for vote. The holders of common stock do not have cumulative voting rights. The absence of cumulative voting means that the holders of more than 50% of the shares voting for the election of directors can elect all directors if they choose to do so. In such event, the holders of the remaining shares of common stock will not be entitled to elect any director. The Board of Directors shall be elected each year to a one-year term. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum at a meeting of stockholders.

          - Upon liquidation, the holders of the common stock are entitled to receive all assets of the Company available for distribution to stockholders. Distributions upon liquidation are required to be mad pro rata in accordance with their holdings.

          - The common stock has no preemptive or conversion rights, redemptive provisions or sinking fund provisions, and are not liable to further call or assessment.



                                     16

                            SELLING STOCKHOLDERS

     The following table sets forth certain information, as of November 30, 2000, with respect to the number of shares of common stock owned by the selling stockholders named below. As used in this Prospectus, "selling stockholders" includes the pledgees, donees, transferees, or others who may later hold the selling stockholders' interests. The common stock is being registered to permit public secondary trading of the shares.

     The common stock being offered by the selling stockholders was acquired from us pursuant to private placement of our common stock to our officers and directors in December 1998 and to unaffiliated investors in December 1998 and the first quarter of 1999. The shares of common stock were issued pursuant to an exemption from the registration requirements of the Securities Act. The selling stockholders represented to us that they were accredited investors and were acquiring our common stock for investment and with no present intention of distributing the common stock. We agreed to file a registration statement covering the common stock received by the selling stockholders.

     Each selling stockholder person named below is the sole beneficial owner of the shares and has sole investment and voting power of such shares. No stockholder has any option, warrant or other right to acquire additional securities from us.

     The common stock covered by this Prospectus may be offered from time to time by the selling stockholders named below:

                                   Number of         Number
                                      Shares      of Shares      Number of
                                 Owned Prior     Registered   Shares Owned
                      Selling        to this        in this     After this
                 Stockholders       Offering       Offering       Offering
   ---------------------------  -------------  -------------  -------------
               Carlos Arguila          5,000          5,000              0

           David S. Archer (1)        50,000         50,000              0

                   Marvin Ash          5,000          5,000              0

                 Bill Barrett          5,000          5,000              0

                     Ed Bigby          5,000          5,000              0

                  Rich Bourne          5,000          5,000              0

                 David Carter          5,000          5,000              0

                Myrna Cobalis          5,000          5,000              0

               Roland Cobalis          5,000          5,000              0

              Jeanne Corbalis          5,000          5,000              0

      M. Channing De Voueriox          5,000          5,000              0

                    Ted Elser          5,000          5,000              0

          Renan J. Encamacion          5,000          5,000              0

              Melissa J. Fain          5,000          5,000              0
                                     17

                 Kristin Gage          5,000          5,000              0

             Jay A. Geier (1)      2,000,000      2,000,000              0

                  Tim W. Hite          5,000          5,000              0

                Jill M. Jones          5,000          5,000              0

                Tuomas Ketola          5,000          5,000              0

                   Jan Koltai          5,000          5,000              0

                Tamara Lovere          5,000          5,000              0

                 Rick Maestas          5,000          5,000              0

               Richard Martin          5,000          5,000              0

                 Jack Norberg          5,000          5,000              0

               Donald O'Brien          5,000          5,000              0

                 Donald Reedy          5,000          5,000              0

                 Jennifer Roy          5,000          5,000              0

                 Mark Royster          5,000          5,000              0

               Stewart Schwab          5,000          5,000              0

       Ronald W. Shepston (1)         50,000         50,000              0

                  Roger Smith          5,000          5,000              0

                 Steve Sparks          5,000          5,000              0

             Jody Stoltenberg          5,000          5,000              0
                               --------------------------------------------

                        Total      2,250,000      2,250,000              0
---------------------------------

     (1) Jay A. Geier, David S. Archer and Ronald W. Shepston, are each a director and executor officer of the Company. See discussion under "Management" in this Prospectus.

                       SECURITY OWNERSHIP OF CERTAIN
                      BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information with respect to the beneficial ownership of our common stock as of November 30, 2000, by (a) each person known to be the beneficial owner of more than 5% of our outstanding common stock, (b) our directors and executive officers, and (c) our directors and executive officers as a group.


                                     18

                                   Number of        Percentage of
Beneficial Owners                  Shares Owned     Shares Owned
----------------------------       -------------    --------------
Jay A. Geier (1)
5234 Michelson Drive #23D
Irvine, California 92612           2,000,000        88.89%

David S. Archer (1)
2 Via Tronido
RSM, California 92688              50,000           2.22%

Ronald W. Shepston (1)
P.O. Box 233
Silverado Cannyon,
 California 92676                  50,000           2.22%

All directors and officers as
 a group (3 persons)               2,100,000        93.33%
____________________________

(1) Jay A. Geier, David S. Archer, and Ronald W. Shepston are each a director and executor officer of the Company. See discussion under "Management" in this Prospectus.

CHANGE IN CONTROL

     Our management does not currently anticipate any change in control in our management unless and until a combination is completed.

                            PLAN OF DISTRIBUTION

     We are registering 2,250,000 shares of common stock covered by this Prospectus on behalf of the selling stockholders. We will pay the costs and fees of registering the common stock, but the selling stockholders will pay any brokerage commissions, discounts or other expenses relating to the sale of the common stock.

     The selling stockholders may sell the common stock in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. In addition, the selling stockholders may sell some or all of their common stock through:

          - a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

          - purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

          - ordinary brokerage transactions and transactions in which a broker solicits purchasers.

     When selling the common stock, the selling stockholders may enter into hedging transactions. For example, the selling stockholders may:



                                     19


          - enter into transactions involving short sales of the common stock by broker-dealers;

          - sell common stock short themselves and redeliver such shares to close out their short positions;

          - enter into option or other types of transactions that require the selling security holder to deliver common stock to a broker-dealer, who will then resell or transfer the common stock under this Prospectus; or

          - loan or pledge the common stock to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

     The selling stockholders may negotiate and pay broker-dealer commissions, discounts, or concessions for their services. Broker-dealers engaged by the selling stockholders may allow other broker-dealers to participate in resales. However, the selling stockholders and any broker-dealers involved in the sale or resale of the common stock may qualify as "underwriters" within the meaning of Section 2(a)(11) of the Securities
Act. In addition, the broker-dealers' commissions, discounts, or concessions may qualify as underwriters' compensation under the Securities
Act. If the selling stockholders qualify as "underwriters," they will be subject to the prospectus delivery requirements of Section 5(b)(2) of the Securities Act.

     In addition to selling their common stock under this Prospectus, the selling stockholders may:

          - agree to indemnify any broker-dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities
               Act;

          - transfer their common stock in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer; or

          -    sell their common stock under Rule 144 of the Securities
               Act, rather than under this Prospectus, if the transaction meets the requirements of Rule 144.


                                 LITIGATION

     There are no material legal proceeds of any nature pending against us and to our knowledge, no such proceedings are contemplated. We are not a party to any litigation.



                                     20


                               LEGAL MATTERS

     Bryan Cave LLP, Irvine, California, represented us in connection with this offering.


                                  EXPERTS

     Michael Johnson & Company LLC audited our financial statements as of December 31, 1999. We incorporate by reference those financial statements in this Prospectus with the permission of Michael Johnson & Company LLC and rely on Michael Johnson & Company LLC's reports given upon their authority as experts in accounting and auditing.

                              INDEMNIFICATION

     As permitted by Section 78.751 of the Nevada General Corporation Law, our Articles of Incorporation provide for the indemnification by us of each our directors to the fullest extent permitted by Nevada law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                          REPORTS TO STOCKHOLDERS

     We intend to furnish our stockholders with annual reports containing audited financial statements. Such reports shall be issued to stockholders subsequent to the December 31 close of our fiscal year.

                    WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Commission, 450 Fifth Street, N.W., Washington,
D.C. 20549, a Registration Statement under the Securities Act relating to the shares offered in this Prospectus. This Prospectus, which is part of the Registration Statement, does not contain all the information set forth in the Registration Statement. For further information with respect to us and our common stock, we refer you to such Registration Statement and the accompanying exhibits. The Registration Statement may be inspected without charge at the Commission's Pacific Regional Office or on the Commission's
Internet Website at http://www.sec.gov and copies of the Registration
Statement, together with accompanying exhibits, may be obtained from the Commission at its principal office in Washington, D.C., upon payment of the charges prescribed by the Commission. Each statement made in this Prospectus referring to a document filed as an exhibit to the Registration
Statement is qualified by reference to the exhibit for a complete statement of its terms and provisions.



                                     21

                            FINANCIAL STATEMENTS



                          SHOGUN CONSULTING, INC.
                       (A Development Stage Company)
                            FINANCIAL STATEMENTS
           For June 8, 1998 (Inception) through December 31, 1999



                                    F-1

/Letterhead/

                        INDEPENDENT AUDITOR'S REPORT


Board of Directors
Shogun Consulting, Inc.
Irvine, CA


We have audited the accompanying balance sheets of Shogun Consulting, Inc., (A Development Stage Company) as of December 31, 1999 and the related statements of operations, stockholders' equity, and cash flows for the period June 8, 1998 (inception) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shogun Consulting, Inc., as of December 31, 1999, and the results of their operations and their cash flows for the period June 8, 1998 (inception) through December
31, 1999 in conformity with generally accepted accounting principles.

The financial statements for the period June 8, 1998 (inception) to December 31, 1998 were audited by other accountants, whose report dated
July 27, 1999, expressed an unqualified opinion on those statements. They have not performed any auditing procedures since that date.


Michael Johnson & Co., LLC
Denver, Colorado
October 25, 2000


                                    F-2

                          SHOGUN CONSULTING, INC.
                       (A Development Stage Company)
                               Balance Sheets

                                                     December     December
                                                     31, 1999     31, 1998
                                                    ----------- -----------
ASSETS:
-------

Current Assets:
 Cash                                              $        -   $    2,520
                                                    ----------- -----------

Total Current Assets                                        -        2,520

TOTAL ASSETS                                       $        -   $    2,520
                                                    =========== ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Current Liabilities:
  Accounts Payable                                 $      238   $        -
                                                    ----------- -----------
Total Current Liabilities                                 238            -

Stockholders' Equity:
Common Stock, 100,000,000 shares at $.001
 par value authorized; 2,250,000 and
 2,240,000 issued and outstanding for
 1999 and 1998 respective,                              2,250        2,240
Paid-In Capital                                           300          280
Deficit accumulated during the development stage       (2,788)           -
                                                    ----------- -----------
Total Stockholders' Equity                               (238)       2,520
                                                    ----------- -----------
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                               $        -   $    2,520
                                                    =========== ===========


 The accompanying notes are an integral part of these financial statements

                                    F-3

                          SHOGUN CONSULTING, INC.
                       (A Development Stage Company)
                          Statement of Operations
               June 8, 1998 (Inception) to December 31, 1999

                                                                      June
                                                                   8, 1998
                                       Year Ended  Year Ended    Inception
                                         December    December  to December
                                         31, 1999    31, 1998     31, 1999
                                       ----------- -----------  -----------
Revenue:                               $        -  $        -   $        -

Expenses:

Legal Fees                                  2,788           -        2,788
                                       ----------- -----------  -----------

Net Loss                               $   (2,788) $        -   $   (2,788)
                                       =========== ===========  ===========

Per Share Information:

  Weighted average number
    Of common shares outstanding        2,250,000   1,120,000
                                       ----------- -----------

  Net Loss per common share            $   (0.001) $        -
                                       =========== ===========


 The accompanying notes are an integral part of these financial statements

                                    F-4

                          SHOGUN CONSULTING, INC.
                       (A Development Stage Company)
                          Statement of Cash Flows
                            For the Years Ended
                         December 31, 1999 and 1998

                                                                      June
                                             Year        Year      8, 1998
                                            Ended       Ended   (Inception)
                                         December    December  to December
                                         31, 1999    31, 1998     31, 1999
                                        ----------- ----------- -----------

Cash Flows from Operating Activities:

Net Loss                                $  (2,788)  $       -   $   (2,788)
Adjustment to reconcile change in
 net assets to net cash used by
 operating activities

 Increase in Accounts Payable                 238           -          238
                                        ----------- ----------- -----------

Net Cash Flows Used by Operations          (2,550)          -       (2,550)

Cash Flows from Financing Activities:

Issuance of Common Stock                       30       2,520        2,550
                                        ----------- ----------- -----------

Net Cash Flows Provided by
Financing Activities                           30       2,520        2,550

Net Increase (Decrease) in Cash            (2,520)      2,520            -
                                        ----------- ----------- -----------
Cash at Beginning of Period                 2,520           -            -
                                        ----------- ----------- -----------
Cash at End of Period                   $       -   $   2,520   $        -
                                        =========== =========== ===========

Supplemental Disclosures of Cash Flow
Information

Cash Paid During the Year for:
  Interest                              $       -   $       -   $        -
                                        =========== =========== ===========
  Income Taxes                                  -           -            -
                                        =========== =========== ===========




 The accompanying notes are an integral part of these financial statements


                                    F-5

                          SHOGUN CONSULTING, INC.
                       (A Development Stage Company)
                            Stockholders' Equity
                             December 31, 1999

                                                      Deficit
                                 Common Stock     Accumulated
                                 ------------      During the
                                          Paid-In Development
               # of Shares     Amount     Capital       Stage       Totals
               ------------------------------------------------------------
Balance
June 8, 1998    $        - $        -  $        -  $        -   $        -

Shares issued
for cash         2,100,000      2,100           -           -        2,100

Shares issued
for cash           140,000        140         280           0          420

Net Loss                 -          -           -           -            -
               ------------------------------------------------------------

Balance
December
31, 1998         2,240,000      2,240         280           -        2,520

Shares issued
for cash            10,000         10          20           -           30

Net Loss                 -          -           -      (2,788)      (2,788)
               ------------------------------------------------------------
Balance,
December
31, 1999         2,250,000 $    2,250  $      300  $   (2,788)  $   (2,788)
               ============================================================


 The accompanying notes are an integral part of these financial statements


                                    F-6

                          SHOGUN CONSULTING, INC.
                       (A Development Stage Company)
                       Notes to Financial Statements
                             December 31, 1999


Note 1 - Organization and Summary of Significant Accounting Policies:
         ------------------------------------------------------------

Organization:
-------------

The Company was incorporated on June 8, 1998, in the state of Nevada. The Company is in the development stage and was organized for the purpose of raising capital. The Company's fiscal year end is December 31.

Basis of Presentation:
----------------------

Development Stage Company
-------------------------

The Company has not earned significant revenue from planned principal operations. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in Financial Accounting Standards Board Statement No. 7 ("SFAS 7"). Among the disclosures required by SFAS 7 are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity (deficit) and cash flows disclose activity since the date of the Company's inception.

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles.

Cash and Cash Equivalents:
--------------------------

For purposes of the statement of cash flows, the Company considers all cash and other highly liquid investments with initial maturities of three months or less to be cash equivalents.

Use of estimates:
-----------------

The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that effect certain reported amounts and disclosures.
Accordingly, actual results could differ from those estimates.

Earnings (Loss) Per Share
-------------------------

Earnings (loss) per share is calculated using the basic weighted average number of common stock outstanding. Net loss per share - diluted is not presented because the inclusion of common share equivalent would be anti-dilutive.


                                    F-7

                          SHOGUN CONSULTING, INC.
                       (A Development Stage Company)
                       Notes to Financial Statements
                             December 31, 1999

Note 1 - Organization and Summary of Significant Accounting Policies:
         (Continued)
         ------------------------------------------------------------

Income Taxes
------------

The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes, which requires the use of the liability method. Under this method, deferred tax assets and liabilities are measured based on differences between financial reporting and tax bases of assets and liabilities measured using enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse.

Fair Value of Financial Instruments
-----------------------------------

The carrying amount of cash, cash equivalents and accounts payable are considered to be representative of their respective fair values because of the short-term nature of these financial instruments.

Note 2 - Capital Transactions
         --------------------

The Article of Incorporation, as amended, authorized 100,000,000 shares of common stock with a par value of $0.001 per share. Upon Incorporation, officers of the Corporation purchased 2,100,000 shares of common stock, at par value of $0.001 per share, for $2,100.

The Company sold 5,000 shares each to 30 shareholders for a total of 150,000 shares. These shares were sold for $0.003 per share and provided the Company with a total of $450.


                                    F-8

                             SHOGUN CONSULTING
                       (A Development Stage Company)
                       Notes to Financial Statements
                             December 31, 1999


Note 3 - Federal Income Taxes
         --------------------

There have been no provisions for U.S. Federal, state or foreign income taxes for any period because the Company has incurred losses in all periods and for all jurisdictions.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purpose.
Significant components of deferred tax assets are as follows;

     Deferred tax assets
     Net operating loss carryforwards                   $  2,788
     Valuation allowances for deferred tax assets         (2,788)
                                                        ---------
     Net deferred tax assets                            $    -0-
                                                        =========

Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. As of December 31, 1999, the Company had net operating loss carryfowards of approximately $2,788 for federal income tax purpose. These carryfowards, if not utilized to offset taxable income begin to expire in 2012. Utilization of the net operating loss may be subject to substantial annual limitation due to the ownership change limitations by the Internal Revenue Code and similar state provisions. Then annual limitation could result in the expiration of the net operating loss before utilization.



                                    F-9

                          Shogun Consulting, Inc.
                       (A Development Stage Company)
                               Balance Sheets
                             September 30, 2000
                                 Unaudited

                                                                 September
                                                                  30, 2000
                                                               ------------
ASSETS:
Current Assets:
  Cash                                                         $         -
                                                               ------------
Total Current Assets                                                     -

TOTAL ASSETS                                                   $         -
                                                               ============

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current Liabilities:
  Accounts Payable                                             $         -
                                                               ============
Total Current Liabilities                                      $         -
                                                               ============
Stockholders' Equity:
  Common Stock, 100,000,000 shares at
  $.001 par value authorized;
  2,250,000 issued and outstanding                                   2,250
Paid-In Capital                                                        538
Deficit accumulated during the development stage                    (2,788)
                                                               ------------
Total Stockholders' Equity                                               -
                                                               ------------
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                                           $         -
                                                               ============


 The accompanying notes are an integral part of these financial statements

                                    F-10

                          Shogun Consulting, Inc.
                       (A Development Stage Company)
                          Statement of Operations
               June 8, 1998 (Inception) to September 30, 2000
                                 Unaudited

                                                              June 8, 1998
                                                              Inception to
                                                                 September
                                                                  30, 2000
                                                               ------------

Revenue                                                        $         -

Expenses:
   Legal Fees                                                        2,788
                                                               ------------
Net Loss                                                       $    (2,788)
                                                               ============



 The accompanying notes are an integral part of these financial statements

                                    F-11

                          Shogun Consulting, Inc.
                       (A Development Stage Company)
                          Statement of Operations
                         For the Three Months Ended
                        September 30, 1999 and 2000
                                 Unaudited

                                               Three Months   Three Months
                                                      Ended          Ended
                                                  September      September
                                                   30, 2000       30, 1999
                                                ------------   ------------

Revenue                                         $         -    $         -

Expenses
   Legal Fees                                             -            688
                                                ------------   ------------
Net Loss                                        $         -    $      (688)
                                                ============   ============

Per share information:

  Weighted average number
   of common shares outstanding                   2,250,000      2,250,000
                                                ------------   ------------
Net Loss per common share                       $         -    $   (0.0003)
                                                ============   ============



 The accompanying notes are an integral part of these financial statements

                                    F-12

                          Shogun Consulting, Inc.
                       (A Development Stage Company)
                          Statement of Operations
                         For the Nine Months Ended
                        September 30, 1999 and 2000
                                 Unaudited

                                                Nine Months    Nine Months
                                                  September      September
                                                   30, 2000       30, 1999
                                                ------------   ------------
Revenue                                         $         -    $         -

Expenses:
   Legal Fees                                             -          2,788
                                                ------------   ------------
Net Loss                                        $         -    $    (2,788)
                                                ============   ============
Per share information:
   Weighted average number
    of common shares outstanding                  2,250,000      2,250,000
                                                ------------   ------------
Net Loss per common share                       $         -    $    (0.001)
                                                ============   ============


 The accompanying notes are an integral part of these financial statements

                                    F-13

                          Shogun Consulting, Inc.
                       (A Development Stage Company)
                           Statement of Cash Flow
               June 8, 1998 (Inception) to September 30, 2000
                                 Unaudited

                                                              June 8, 1998
                                                            (Inception) to
                                                                 September
                                                                  30, 2000
                                                               ------------
Cash Flows from Operating Activities:

Net Loss                                                       $    (2,788)
Adjustment to reconcile change in net assets to
 net cash used by operating activities
   Increase (Decrease) in Accounts Payable                               -
                                                               ------------

Net Cash Flows Used by Operations                                   (2,788)

Cash Flows from Financing Activities:
   Issuance of Common Stock                                          2,550
   Paid-In Capital                                                     238
                                                               ------------
Net Cash Flows Provided by Financing Activities                      2,788

Net Increase (Decrease) in Cash                                          -
                                                               ------------
Cash at Beginning of Period                                              -
                                                               ------------
Cash at End of Period                                          $         -
                                                               ============
Supplemental Disclosure of Cash Flow Information

Cash Paid During the Year for:
   Interest                                                    $         -
                                                               ============
   Income Taxes                                                $         -
                                                               ============


 The accompanying notes are an integral part of these financial statements

                                    F-14

                          Shogun Consulting, Inc.
                       (A Development Stage Company)
                          Statement of Cash Flows
                         For the Three Months Ended
                        September 30, 2000 and 1999
                                 Unaudited

                                                      Three          Three
                                                     Months         Months
                                                      Ended          Ended
                                                  September      September
                                                   30, 2000       30, 1999
                                                ------------   ------------
Cash Flows from Operating Activities:

Net Loss                                        $         -    $      (688)
Adjustment to reconcile change in net assets
   to net cash used by operating activities

    Increase (Decrease) in Accounts Payable               -            238
                                                ------------   ------------
Net Cash Flows Used by Operations               $         -    $      (450)

Cash Flows from Financing Activities                      -              -
                                                ------------   ------------
Net Cash Flows Provided by Financing Activities           -              -

Net Increase (Decrease) in Cash                 $         -    $      (450)
                                                ------------   ------------
Cash at Beginning of Period                     $         -    $       450
                                                ------------   ------------
Cash at End of Period                           $         -    $         -
                                                ============   ============

Supplemental Disclosure of Cash Flow Information

Cash Paid During the Year for:
    Interest                                    $         -    $         -
                                                ============   ============
    Income Taxes                                $         -    $         -
                                                ============   ============


 The accompanying notes are an integral part of these financial statements

                                    F-15

                          Shogun Consulting, Inc.
                       (A Development Stage Company)
                          Statement of Cash Flows
                         For the Nine Months Ended
                        September 30, 1999 and 2000
                                 Unaudited

                                                       Nine           Nine
                                                     Months         Months
                                                      Ended          Ended
                                                  September      September
                                                   30, 2000       30, 1999
                                                ------------   ------------
Cash Flows from Operating Activities:

Net Loss                                        $         -    $    (2,788)
Adjustment to reconcile change in net assets
  to net cash used by operating activities
   Increase (Decrease) in Accounts Payable             (238)           238
                                                ------------   ------------
Net Cash Flows Used by Operations               $      (238)   $    (2,550)

Cash Flows from Financing Activities:
  Paid-In Capital                                       238              -
                                                ------------   ------------
Net Cash Flows Provided by Financing Activities         238              -

Net Increase (Decrease) in Cash                 $         -    $    (2,550)
                                                ------------   ------------

Cash at Beginning of Period                     $         -    $     2,550
                                                ------------   ------------

Cash at End of Period                           $         -    $         -
                                                ============   ============

Supplemental Disclosure of Cash Flow Information

Cash Paid During the Year for:
    Interest                                    $         -    $         -
                                                ============   ============
    Income Taxes                                $         -    $         -
                                                ============   ============

 The accompanying notes are an integral part of these financial statements

                                    F-16

                          Shogun Consulting, Inc.
                       (A Development Stage Company)
                            Stockholders' Equity
                             September 30, 2000
                                 Unaudited

                                            Common Stock         Deficit
                                            ------------          Accum.
                                                              During the
                                                    Paid-In  Development
                         # of Shares     Amount     Capital        Stage       Total
                        -------------------------------------------------------------

Balance
 June 8, 1998            $         - $        -  $        -   $        -   $       -

Shares issued
 for cash                  2,100,000      2,100           -            -       2,100

Shares issued
 for cash                    140,000        140         280            -         420

Net Loss                           -          -           -            -
                       --------------------------------------------------------------

Balance December
 31, 1998                  2,240,000                  2,240                      280                         -              2,520

Shares issued
 for cash                     10,000         10          20                       30

Net Loss                           -          -           -       (2,788)     (2,788)
                        -------------------------------------------------------------

Balance December
 31, 1999                  2,250,000  $   2,250   $     300 $     (2,788)   $   (238)
                        -------------------------------------------------------------

Paid-In Capital                    -          -           $          238              $         238

Net Loss                           -          -           -            -           -

Balance September
 30, 2000                  2,250,000  $   2,250   $     538 $     (2,788)   $      -
                         ============================================================


 The accompanying notes are an integral part of these financial statements

                                    F-17

                          SHOGUN CONSULTING, INC.
                       (A Development Stage Company)
                       Notes to Financial Statements
                             September 30, 2000


Note 1 - Organization and Summary of Significant Accounting Policies:
         ------------------------------------------------------------

Organization:
-------------
The Company was incorporated on June 8, 1998, in the state of Nevada. The Company is in the development stages and was organized for the purpose of raising capital. The Company's fiscal year end is December 31.

Basis of Presentation:
----------------------
The financial statements of the Company for the three and nine months ended September 30, 2000 are unaudited. Certain information and note disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been omitted. These financial statements should be read in conjunction with the audited financial statements and notes thereto. In the opinion of management, the financial statements contain all adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial position of the Company for the periods presented. The interim operating results may not be indicative of operating results for the full year or for any other interim periods.

Development Stage Company
-------------------------
The Company has not earned significant revenue from planned principal operations. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in Financial Accounting Standards Board Statement No. 7 ("SFAS 7"). Among the disclosures required by SFAS 7 are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity (deficit) and cash flows disclose activity since the date of the Company's inception.

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles.

Cash and Cash Equivalents:
--------------------------
For purposes of the statement of cash flows, the Company considered all cash and other highly liquid investments with initial maturities of three months or less to be cash equivalents.


                                    F-18

                          SHOGUN CONSULTING, INC.
                       (A Development Stage Company)
                       Notes to Financial Statements
                             September 30, 2000

Note 1 - Organization and Summary of Significant Accounting Policies:
        (Continued)
---------------------------------------------------------------------

Use of estimates:
-----------------

The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect certain reported amounts and disclosures.
Accordingly, actual results could differ from those estimates.

Earnings (Loss) Per Share
-------------------------
Earnings (loss) per share is calculated using the basic weighted average
number of common stock outstanding.  Net loss per share   diluted is not
presented because the inclusion of common share equivalent would be anti-dilutive.

Income Taxes
------------

The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes, which requires the use of the liability method. Under this method, deferred tax assets and liabilities are measured based on differences between financial reporting and tax bases of assets and liabilities measured using enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse.

Fair Value of Financial Instruments
-----------------------------------

The carrying amount of cash, cash equivalents and accounts payable are considered to be representative of their respective fair values because of the short-term nature of these financial instruments.

Note 2 - Capital Transactions
         --------------------

The Article of Incorporation, as amended, authorized 100,000,000 shares of common stock with a par value of $0.001 per share. Upon Incorporation, officers of the Corporation purchased 2,100,000 shares of common stock, at par value of $0.001 per share, for $2,100.

The Company sold 5,000 shares each to 30 shareholders for a total of 150,000 shares. These shares were sold for $0.003 per share and provided the company with a total of $450.

In February 2000, a shareholder of the Company contributed $238.00 to fund the operations of the Company.


                                    F-19

                          SHOGUN CONSULTING, INC.
                       (A Development Stage Company)
                       Notes to Financial Statements
                             September 30, 2000

Note 3 - Federal Income Taxes
         --------------------

There have been no provisions for U.S. Federal, state, or foreign income taxes far any period because the Company has incurred losses in all periods and for all jurisdictions.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purpose.
Significant components of deferred tax assets are as follows:

     Deferred tax assets
     Net operating loss carryforwards                         $ 2,788
     Valuation allowance for deferred tax assets              ( 2,788)
                                                             ---------
     Net deferred tax assets                                 $    -0-
                                                             =========

Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. As of September 30, 2000, the Company had net operating loss carryforwards of approximately $ 2,788 for federal income tax purpose. These carryforwards, if not utilized to offset taxable income begin to expire in 2012. Utilization of the net operating loss may be subject to substantial annual limitation due to the ownership change limitations by the Internal Revenue Code and similar state provisions. Then annual limitation could result in the expiration of the net operating loss before utilization.


                                    F-20

                             TABLE OF CONTENTS

                                   Page      --------------------------------
Prospectus Summary                    2
Risk Factors                          3                 2,250,000 Shares
Cautionary Statement Regarding                       SHOGUN CONSULTING, INC.
 Forward-Looking Statements           6
Use of Proceeds                       7                    PROSPECTUS
Capitalization                        7
Dividend Policy                       7              December ___, 2000
Management's Discussion and
 Analysis or Plan of Operation        7      No dealer, salesman or other person has
Description of Our Business           8      been authorized in connection with this
Management                           14             Offering to give any information
Related Party Transactions           16               or to make any representations
Description of Our Capital           16              other than as contained in this
Selling Stockholders                 17           Prospectus and, if given, or made,
Security Ownership of Certain                     such information or representation
 Beneficial Owners and Management    18              must not be relied on as having
Plan of Distribution                 19        been authorized by the Company or the
Litigation                           20       Underwriter.  This Prospectus does not
Legal Matters                        21           constitute an offer to sell or the
Experts                              21          solicitation of an offer to buy any
Indemnification                      21        securities covered by this Prospectus
Report to Stockholders               21           in any state or other jurisdiction
Where You Can Find More Information  21         to any person to whom it is unlawful
Financial Statements                F-1        to make such an offer or solicitation

UNTIL 90 DAYS AFTER DATE HEREOF
DEALERS EFFECTING TRANSACTIONS IN
THE REGISTERED SECURITIES, WHETHER
OR NOT PARTICIPATING IN THIS
DISTRIBUTION, MAY BE REQUIRED TO
DELIVER A PROSPECTUS.  THIS IS IN
ADDITION TO THE OBLIGATION OF
DEALERS TO DELIVER A PROSPECTUS WHEN
ACTING AS UNDERWRITERS AND WITH
RESPECT TO THEIR UNSOLD ALLOTMENTS
OR SUBSCRIPTIONS.




                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  Indemnification of Directors and Officers

          As permitted by Section 78.751 of the Nevada General Corporation Law, our Articles of Incorporation provide for the indemnification by us of each of our directors to the fullest extent permitted by Nevada law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or controlling persons, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 25.  Other Expenses of Issuance and Distribution

Securities and Exchange Commission Registration Fee                $148.50
Printing and Engraving                                              600.00
Fees of Transfer Agent                                                 -0-
Legal Fees and Expenses                                          10,000.00
Accountant's Fees and Expenses                                      500.00
Miscellaneous                                                       251.50
                                                                -----------
Total estimated expenses                                         11,500.00
                                                                ===========
ITEM 26.  Recent Sales of Unregistered Securities

     Within the past three years, we have issued and sold the following unregistered securities:

     1. In December 1998, we issued 2,100,000 shares of our common stock to our officers and directors. In exchange for these securities, we received gross cash proceeds of $2,100.

     2. In December 1998, we issued 140,000 shares of our common stock to unaffiliated investors. In exchange for these securities, we received gross cash proceeds of $420.

     3. During the first quarter of 1999, we issued 10,000 shares of our common stock to unaffiliated investors. In exchange for these securities, we received gross cash proceeds of $30.

      None of the securities referenced above were registered under the Securities Act of 1933 in reliance on the exemption in Section 4(2) of the Securities Act of 1933 for transactions not involving a public offering.

ITEM 27.  Exhibits

3.1 Articles of incorporation of the company, as filed on June 8, 1998 with the Nevada Secretary of State.
3.2    By-laws of the company
5.1    Opinion of Bryan Cave LLP
23.1   Consent of Michael Johnson & Company LLC
23.2   Consent of Bryan Cave LLP (included in Exhibit 5.1)
27     Financial data schedule


                                    II-1

ITEM 28.  Undertakings

The undersigned registrant hereby undertakes:

       A. To file, during any period in which offers or sales are being made, a post-effective amendment of this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

       B. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       C. To remove from registration by means of post-effective amendment any of the securities registered which remain unsold at the termination of the Offering.

       D. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provisions, bylaws, contract, arrangements, statute or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final judication of such issue.

       E. Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, as amended, the registrant hereby undertakes to file with the Commission such supplementary and periodic information, documents and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred in that Section.

       F. The undersigned registrant hereby undertakes to provide at the closing, certificates in such denominations and registered in such names as required to permit prompt delivery to each purchaser.



                                    II-2

                                 SIGNATURES

       In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Irvine and State of California on the 4th day of December, 2000.

SHOGUN CONSULTING, INC.


/S/ Jay A. Geier
----------------------
Jay A. Geier,
President


       In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                     Title               Date
---------------------------------------------------------------------------
/S/ Jay A. Geier                                  December 5, 2000
Jay A. Geier                  President,
                              Director, and
                              Chairman of
                              the Board

/S/ David S. Archer                               December 5, 2000
David S. Archer               Secretary and
                              Director

/S/ Ronald W. Shepston                            December 5, 2000
Ronald W. Shepston            Treasurer and
                              Director




                                    II-3

                     SECURITIES AND EXCHANGE COMMISSION


                          Washington, D.C.  20549


                                 Form SB-2


                           Registration Statement

                                   Under

                         The Securities Act of 1933


                          SHOGUN CONSULTING, INC.

                   (Exact name of registrant in charter)

                       -----------------------------

                               EXHIBIT VOLUME

















                             INDEX TO EXHIBITS

EXHIBIT NO.       DESCRIPTION
------------      ------------------------------------------

3.1 Articles of Incorporation of the company, as filed on June 8, 1998 with the Nevada
                  Secretary of State

3.2               By-laws of the Company

5.1               Opinion of Bryan Cave LLP

23.1              Consent of Michael Johnson & Company LLC

23.2              Consent of Bryan Cave LLP
                  (included in Exhibit 5.1)

27                Financial Data Schedule







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